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                                 HILL & BARLOW
                           A PROFESSIONAL CORPORATION
                             One International Place
                        Boston, Massachusetts  02110-2607
              Telephone (617) 428-3000 -- Facsimile (617) 428-3500

DENNIS W. TOWNLEY
DIRECT LINE:  617-428-3537
DTOWNLEY@HILLBARLOW.COM

                                                               March 10, 1997

HPSC, Inc.
60 State Street
35th Floor
Boston, MA 02109-1803

Ladies and Gentlemen:

   This opinion is furnished to you in connection with a Registration Statement on Form S-1 dated January 30, 1997, as amended on March 10, 1997 (S.E.C. File No. 333-20733) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of an
aggregate of $23,000,000 of    % Senior Subordinated Notes (the "Notes") of
HPSC, Inc., a Delaware corporation (the "Company"), including $3,000,0000 of Notes subject to an over-allotment option granted by the Company to the Underwriters (as defined below). The Notes are to be sold by the Company pursuant to an underwriting agreement (the "Underwriting Agreement") among the Company and each of Advest, Inc. and Legg Mason Wood Walker, Incorporated
(the "Underwriters") and subject to an indenture (the "Indenture") between the Company and State Street Bank and Trust Company as trustee.

   We have acted as counsel for the Company in connection with the sale by the Company of the Notes. We have examined and relied upon (i) signed copies of the Registration Statement and all exhibits thereto, all as filed with the Commission, (ii) the Underwriting Agreement in the form filed as Exhibit 1.1 to the Registration Statement, (iii) the Indenture in the form filed as Exhibit
4.2 to the Registration Statement, (iv) copies of the Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, and all amendments thereto, and (v) originals, or copies certified to our satisfaction, of such records of meetings of the directors and stockholders of the Company, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

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HPSC, Inc.
March 10, 1997
Page 2

   In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

   Based upon the foregoing, we are of the opinion that the Notes to be issued and sold by the Company have been duly authorized by all necessary corporate action of the Company, and, when issued and sold by the Company in accordance with the terms of the Underwriting Agreement, will be validly issued and binding obligations of the Company, except as such obligations may be limited by bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance and transfer, and other similar laws relating to or affecting creditors' rights generally.

   We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." We also hereby consent to the incorporation by reference of this opinion in any subsequent registration statement for the same Offering that may be filed under Rule 462(b) of the Act.

   It is understood that this opinion is to be used only in connection with the offer and sale of the Notes while the Registration Statement is in effect.


                                    Very truly yours,

                                    HILL & BARLOW,
                                    a Professional Corporation


                                    By:   /s/ Dennis W. Townley
                                       ---------------------------
                                       Dennis W. Townley,  a member
                                       of the firm